UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 16, 2019

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive

Gainesville, GA 30504

(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2018, Aeon Global Health Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As reported by the Company on a Current Report on Form 8-K filed on December 11, 2018, the Annual Meeting was adjourned with respect to Proposal 4, the approval of an amendment to the Company’s Amended Certificate of Incorporation to continue to restrict certain transfers of Common Stock to preserve the tax treatment of the Company’s net operating losses and other tax benefits.

On January 16, 2019, the Company reconvened the Annual Meeting with respect to Proposal 4 at the Company’s corporate headquarters, located at 2225 Centennial Drive, Gainesville, Georgia 30504. Only stockholders of record as of the close of business on October 19, 2018 were entitled to vote. As of the record date, 7,383,706 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  On the Annual Meeting adjournment date, 6,681,548 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The proposal is described in further detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 26, 2018, as supplemented. The proposal did not receive a sufficient number of votes for passage. Set forth below are the shareholder votes on Proposal 4:

For	Against	Abstain	Broker Non-Votes
3,261,295	490,600	9,421	2,920,232

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEON GLOBAL HEALTH CORP.

By: /s/ Hanif A. Roshan
Name: Hanif A. Roshan
Title: Chief Executive Officer
Date: January 23, 2019

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